Exhibit 99

Media:	Tom Robinson 816.556.2902

Investor:	Todd Kobayashi 816.556.2312

FOR IMMEDIATE RELEASE

Bernie Beaudoin Announces Retirement
From Great Plains Energy

Kansas City, MO, March 13, 2003 - Great Plains Energy (NYSE: GXP) today announced the retirement of Chairman, President, CEO, Bernie Beaudoin effective by year-end. A search firm has been engaged to select appropriate candidates as the successor. Until a successor is chosen, Mr. Beaudoin will continue his responsibilities as Chairman and CEO.

Bernie Beaudoin said, "My thirty-eight years in the industry with twenty-three years at the Company have been enjoyable and meaningful. I am appreciative to all my associates who supported me over the years. I plan to stay in Kansas City and remain active in the community, but it is time for my wife and me to become more acquainted with our four grandchildren and improve my fly fishing."

Robert West, lead outside director, said, "Through Bernie's direction, the Company continues to build a stable and solid foundation. With his leadership, the Company has prospered as exemplified by the 2002 financial results. It is my pleasure to be associated with a man of Bernie's intellect and integrity." West continued, "The succession plan is being implemented in a thoughtful and deliberate process. We have engaged a search firm and will select the successor by year-end."

Great Plains Energy (NYSE: GXP), headquartered in Kansas City, MO, is the holding company for three business units: Kansas City Power & Light Company, a leading regulated provider of electricity in the Midwest; Strategic Energy LLC, an energy management company providing electric load aggregation and power supply coordination; KLT Gas Inc., a subsidiary specializing in coal bed methane exploration and development. The Company's web site is www.greatplainsenergy.com.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION -- Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets; market perception of the energy industry and the

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Company; changes in business strategy, operations or development plans; state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry and constraints placed on the Company's actions by the 35 Act; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air quality; financial market conditions including, but not limited to, changes in interest rates; ability to maintain current credit ratings; availability and cost of capital; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost and availability of fuel; ability to achieve generation planning goals and the occurrence of unplanned generation outages; delays in the anticipated in-service dates of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities; and other risks and uncertainties. This list of factors is not all-inclusive because it is not possible to predict all factors.

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